Exhibit 10.2


                       PROTEIN POLYMER TECHNOLOGIES, INC.
                           8% SECURED PROMISSORY NOTE
                                DUE JULY 12, 2006
                            NOW DUE OCTOBER 10, 2006
                                 AMENDMENT NO. 2
                            DATED AS OF JULY 14, 2006
                                       AND
                           EXECUTED ON August 18, 2006


         On April 13, 2006, Protein Polymer Technologies, Inc., ("Maker"), issued to Matthew J. Szulik ("Payee") a note (the "Note") in the principal amount of One Million ($1,000,000.00) Dollars pursuant to which, among other things, Maker agreed to pay the Obligations, as defined therein, to Payee on July 12, 2006, or sooner as otherwise provided therein. On July 12, 2006, Maker and Taurus Advisory Group, LLC, as agent for Payee, ("Agent") executed Amendment No. 1 to the Note pursuant to which, among other things, "July 12, 2006" In the first paragraph of the Note was changed to "October 10, 2006." In accordance with the terms of Section 10 (f) thereof, the Note is hereby amended as follows:

1. In the first paragraph "One Million ($1,000,000.00) Dollars" is changed to "One Million Five Hundred Thousand ($1,500,000.00) Dollars."

         Maker shall pay additional Interest to Payee in the amount of Nine Thousand Eight Hundred and Eighty Nine ($9,889.00) Dollars (the "Additional Interest") for the increased Principal of the Note as provided herein upon the execution of this Amendment No. 2 by requesting Designee, as defined in the Escrow Agreement, dated as of April 13, 2006, among Maker, Agent, Designee and Barry Feiner, Esq., as Escrow Agent, to direct the Escrow Agent, as defined in the Escrow Agreement, to pay the Additional Interest to Payee as an expense of Maker from the funds that the Escrow Agent is currently holding in the Escrow Account, as defined in the Escrow Agreement, as provided in Section 3.1 of the Escrow Agreement.

         Counterparts. This Amendment No. 2 may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Amendment No. 2.

         Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Connecticut.

         Except as set forth above, the Note, as amended pursuant to Amendment No. 1, is not modified, changed or otherwise amended and remains in full force and effect in accordance with its terms as amended herein.

Amendment No. 2, dated as of July 14, 2006
and executed on August 18, 2006
to $1,000,000.00 Secured Promissory Note of Protein Polymer Technologies, Inc.
payable to Mathew J. Szulik
dated April 13, 2006 and Amended
on July 12, 2006


         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Note on August 18, 2006, as of July 14, 2006.

                                Protein Polymer Technologies, Inc., Maker, a Delaware corporation

                                By:  /s/ William N. Plamondon III
                                     -----------------------------------------
                                     William N. Plamondon III,
                                     Chief Executive Officer

                                Taurus Advisory Group, LLC, as agent for
                                Matthew J. Szulik, Payee

                                /s/ James Tagliaferri
                                -----------------------------------------
                                James Tagliaferri,
                                Managing Director `




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